UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES FUND)
AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

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Update: Invesco Funds Shareholder Votes Still Needed
Since completing its acquisition of Morgan Stanley’s retail business, including Van Kampen Investments, Invesco has sought shareholder approval of a number of agreements and plans of reorganization that, if approved, will result in a consolidated mutual fund line-up. Invesco believes this change will enhance their offering and better enable Invesco to deliver strong, consistent investment results over the long term.
Sixty-five funds have received the votes necessary to proceed with the proposed reorganization. The following five funds have had their shareholder meetings adjourned to May 11 to allow time for continued voting.

Target Fund	Acquiring Fund
Invesco Value Fund	Invesco Van Kampen Comstock Fund
Invesco Dividend Growth Securities Fund	Invesco Diversified Dividend Fund
Invesco Technology Sector Fund	Invesco Technology Fund
Invesco Global Dividend Growth Securities Fund	Invesco Global Core Equity Fund
Invesco Global Advantage Fund	Invesco Global Growth Fund
Please encourage shareholders in the above funds to vote in the current proxy campaign which will, if approved by shareholders, provide significant product line clarity and position the funds for better scale leading to improved expense ratios for many shareholders.
➢	Update Regarding Consolidation Proposals for Invesco Funds

➢	Proxy Voting Information